UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRESHWATER TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0508360 (I.R.S. Employer Identification No.)

30 Denver Crescent, Suite 200 Toronto, Ontario Canada (Address of principal executive offices)	M2J 1G8 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-140595 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.               Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-140595, is incorporated by reference into this registration statement.

Item 2.               Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit	Description
Number
3.1(1)	Articles of Incorporation
3.2(1)	By-laws
5.1(3)	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1(1)	Supplier Agreement with ELCE International dated August 18, 2001
10.2(1)	Distribution Agreement with Avila S.T.E.M., SA dated February 1, 2005
10.3(1)	Supplier Agreement with R-Can Environmental Inc. dated May 20, 2005
10.4(1)	Distribution Agreement with JEUFI International, SA dated June 22, 2005
10.5(1)	Distribution Agreement with Freshwater Latin, S.A. dated September 1, 2005
10.6(1)	Asset Sale Agreement dated January 1, 2006, among our company, Max Weissengruber and D. Brian Robertson
10.7(1)	Consulting Agreement dated January 1, 2006, between our company and D. Brian Robertson
10.8(1)	Agreement with Max Weissengruber, dated January 1, 2006.
10.9(4)	Distribution Agreement dated October 9, 2008 with Watergeeks Laboratories Inc., dated October 9, 2008
10.10(4)	Extension Agreement dated December 31, 2008 to Distribution Agreement with Watergeeks Laboratories Inc., dated October 9, 2
10.11(4)	Joint Venture Agreement with ELCE International Corp., dated January 25, 2009
10.12(5)	Form of Debt Settlement Agreement
23.1(3)	Consent of Manning Elliott LLP, Chartered Accountants
23.2(2)(3)	Consent of Clark Wilson LLP

(1)	Incorporated by reference from our Form SB-2 Registration Statement filed on February 12, 2007.
(2)	Included in Exhibit 5.1.
(3)	Incorporated by reference from our Form S-1/A Registration Statement filed on June 17, 2008.
(4)	Incorporated by reference from our Form 8-K Current Report filed on January 6, 2009.
(5)	Incorporated by reference from our Form 10-Q Quarterly Report on November 16, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

/s/ Max Weissengruber
By: Max Weissengruber
President and Director
(Principal Executive Officer)
Dated: January 7, 2010